Exhibit 10.08

THIRD AMENDMENT TO THE PROPERTY LEASE AGREEMENT

That between:

I - TECHNO PARK VENTURES AND ADMINISTRATION IMOBILIARIA LTDA., Headquartered in the city of Campinas, state of Sao Paulo, at Rua Doutor Jose Ferreira de Camargo, No. 534, room 04, Nova Campinas, duly registered in the National Register of Legal Persons of the Ministry of Finance - CNPJ/MF under no. 51906667/0001-99, herein represented by its managing partner, Mr. Gilberto Miguel Pascoal, hereinafter simply referred to as "LESSOR"; and

II - AMYRIS BRAZIL LTDA., a limited liability company, headquartered in Campinas, State of Sao Paulo, at Rua James Clerk Maxwell, No. 315, Condominio Techno Business Park, duly entered in the National Register of Legal Persons of the Ministry of Finance CNPJ/MF - CNPJ/MF under no. 09379224/0001-20, herein stated in the form of its Articles of Association, hereinafter simply referred to as "lessee";

LESSOR and Lessee and are collectively referred to as "Parties" and individually a "Party".

WHEREAS:

a)    On 10 August 2011, LESSOR and LESSEE signed the Property Lease Agreement, hereinafter simply "AGREEMENT", by which the LESSOR leased to LESSEE, for a period of five (05) years, namely until the 14th November 2016, twelve (12) commercial sets, 11B to 16B and 21B to 26B inclusive, unified, inseparable and irreducible form, all located in Block B of Building 3 of the venture, now called Condominio Techno Plaza Corporate located in Avenida John Dalton No. 301, Lot 2, Block C, the Loteamento Fechado Techno Park Campinas, in Campinas, Sao Paulo State;

b)    On July 31, 2013, LESSOR and LESSEE executed the First Amendment to the above-mentioned Property Lease Agreement, hereinafter simply "First Amendment", by which the Parties formalized the return policy of commercial sets in 21B to 24B of Building 3, the business venture, now called Condominio Techno Plaza Corporate, located at Avenida John Dalton No. 301, Lot 2, Block C, the Loteamento Fechado Techno Park Campinas, in Campinas, Sao Paulo State;

c)    On 31 October 2015, LESSOR and TENANT celebrated the Second Amendment to Locayao Contract above Motionless, hereinafter simply "Second Amendment", by which the parties formalized the return of commercial sets in the 25B to 26B of Building 3 of the venture, now called Condominio Techno Plaza Corporate, located at Avenida John Dalton No. 301, Lot 2, Block C, the Allotment Closed Techno Park Campinas, in Campinas, Sao Paulo State;

d)    In the "Second Amendment", LESSOR granted Lessee, the temporary reduction of the rental value of commercial sets in the 11B to 16B, of Building 3, Condominio Techno Plaza Corporate, which remained at R$ 37,462.70 (thirty seven thousand, four hundred sixty-two reais and seventy cents) until February 28, 2016, pursuant to item 2 of the Second Amendment to the Property Lease Agreement, and clause 4.1 of the Agreement, for the resulting new wording;

e)    Lessee, by e-mail dated February 17, 2016, requested the maintenance of the reduced rental value for over six (6) months, i.e. until 30 August 2016, and at the same time, the extension of validity period for 2 (two) years, i.e. until November 14, 2018, of the Lease Agreement of commercial sets in 11B to 16B, the Building 3, Block B, Condominio Techno Plaza Corporate;

f)    The Parties agree that, in view of the base date for adjustment of the value of the rental - clause 5.1 of the AGREEMENT - on AUGUST 01, 2011 and thus the value of the rental must be adjusted annually on August 1st, the rental value currently practiced can only be kept unchanged for the next five (5) months, i.e. until 31 July 2016;

BE IT RESOLVED THE PARTIES ENTER INTO THIS THIRD AMENDMENT TO THE PROPERTY LEASE AGREEMENT DATED AUGUST 10, 2011, HEREBY KNOWN SIMPLY AS "THIRD AMENDMENT", ACCORDING TO THE FOLLOWING TERMS, CONDITIONS AND CLAUSES:

1.	LESSOR and LESSEE, by mutual agreement, extend this date, as, in fact, extended have, from November 14, 2016 for a period of two (02) years, i.e. until 14 November 2018, the LEASE regarding the Joint Commercial 11B to 16B of Building 3 of the Commercial Enterprise, now called Condominio Techno Plaza Corporate - located at Av John Dalton at no. 301, Lot 2, Block C, the

Loteamento Fechado Techno Park Campinas in Campinas, SP, by reason of that clause 3.1 of the AGREEMENT, now amended, becomes effective with the following wording:

3.1. The term of this lease, which would expire on November 14, 2016, is extended by two (2) years from November 15, 2016, ending on November 14, 2018.

2.	In view of the foregoing in the letter "f" of the recitals, the Parties agree the rental monthly value of commercial units 11B to 16B, of Building 3, Condominio Techno Plaza Corporate, remain unchanged, i.e., the current value of R$ 37,462.70 (thirty-seven thousand, four hundred sixty-two reais and seventy cents) until July 31, 2016, by reason of that clause 4.1 of the Agreement becomes effective upon the signature of this Third Amendment, the following wording:

4.1 The monthly rent of this Agreement is fixed at R$ 40,071.57 (forty thousand, seventy-one reais and fifty-seven cents), the LESSEE undertakes to pay up to 05 (five) of the subsequent months to overcome, through a bank deposit to LESSOR at                      , or failing that, at the headquarters of LESSOR, in business hours, or other address chosen by LESSOR. The LESSOR, and granted on 31 October 2015, the rental value reduction, which increased to R$ 37,462.70 (thirty-seven thousand, four hundred sixty-two reais and seventy cents) in the months of September 2015 it February 2016, extends this reduction for the months of March 2016 it July 2016, remaining therefore the rental of R$ 37,462.70 (thirty-seven thousand, four hundred sixty-two reais and seventy cents) up to 31 July 2016.

3.	The Parties shall establish the value of the lease will be adjusted on 1 August 2016 on the base value of R$ 40,071.57 (forty thousand, seventy-one reais and fifty-seven cents), the variation of the IGP-M of the last 12 (twelve) months, and each successive year and, in accordance with clause 5 of the AGREEMENT now added.

4.	Lessee in view of the extension of the lease, continues to maintain the lease guaranteed by collateral deposit made in compliance with clause 14.1 of the AGREEMENT.

5.	All the other clauses and conditions of the CONTRACT remain unchanged and in full force, in that it does not conflict with the provisions of this instrument.

6.	All clauses and conditions of this Third Amendment prevail in relation to any other verbal agreements or proposals hitherto havidas contrary to the content of this instrument or that have been previously set the date of its signature, including the AGREEMENT provisions remain in full force as provided in clause 5 above.

And, being thus fair and contracted, the PARTIES execute this instrument in 03 (three) counterparts of equal content, together with the two witnesses below, all present.

Campinas, 30 de marco de 2016.

               /s/ Miguel Gilberto Pascoal

LOCADORA: TECHNO PARK EMPREENDIMENTOS E

ADMINISTRAçAO IMOBILIARIA LTDA.

Miguel Gilberto Pascoal

/s/ Eduardo Loosli                           /s/ Giani Ming Valent

LOCATARIA: AMYRIS BRASIL LTDA.

TESTEMUNHAS:

1. /s/ Jose Luiz Camargo Guazzelli	2. /s/ Marta Raquel M. da Silva
Name Jose Luiz Camargo Guazzelli	Name: Marta Raquel M. da Silva
CPF/MF:	CPF/MF